EXHIBIT 99.1

SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

We have made the following supplemental disclosures to the Proxy Statement/Prospectus in connection with the proposed settlement of a putative class action captioned Parshall v. Farmers Capital Bank Corporation (Case No. 18-CI-00699) pending before the Franklin Circuit Court of the Commonwealth of Kentucky. The parties have agreed to settle this lawsuit. Pursuant to that agreement, we have agreed to provide the additional information set forth below. This supplemental information should be read in conjunction with the Proxy Statement/Prospectus and the documents incorporated therein.

This supplement to Proxy Statement/Prospectus is dated July 18, 2018.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters set forth or incorporated by reference into this filing contain certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the proposed merger (“the “Merger”) between Wesbanco, Inc. (“Wesbanco”) and Farmers Capital Bank Corporation (“Farmers Capital”), which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: those factors previously disclosed in Wesbanco’s and Farmers Capital’s reports filed with the SEC, the businesses of Wesbanco and Farmers Capital may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed Merger may not be fully realized within the expected timeframes; disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule; Farmers Capital’s shareholders may not approve the proposed Merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. All forward-looking statements included in this filing are based on information available at the time of the release. Neither Wesbanco nor Farmers Capital assumes any obligation to update any forward-looking statement.

SETTLEMENT OF LITIGATION

On July 18, 2018, Farmers Capital and Wesbanco agreed with plaintiff to settle the putative class action captioned Parshall v. Farmers Capital Bank Corporation (Case No. 18-CI-00699) (the “Action”) pending before the Franklin Circuit Court of the Commonwealth of Kentucky (the “Kentucky Court”).

The Action relates to the disclosures made by Farmers Capital and Wesbanco with respect to the transactions contemplated by the Agreement and Plan of Merger, dated as of April 19, 2018, by and among Farmers Capital, Wesbanco, United Bank & Capital Trust Company and Wesbanco Bank, Inc. (the “Merger Agreement”).

In return for Farmers Capital and Wesbanco providing the additional information below, plaintiff will dismiss the Action with prejudice. Plaintiff’s counsel reserves the right to seek attorneys’ fees and expenses.

The settlement will not affect the merger consideration to be paid to Farmers Capital’s shareholders in connection with the Merger or the timing of the special meeting of Farmers Capital’s shareholders, scheduled for July 23, 2018 in Frankfort, Kentucky, to vote upon, among other items, a proposal to approve the Merger Agreement.

Farmers Capital, Wesbanco, and the other defendants deny all of the allegations made by plaintiff in the Action and believe the disclosures in the Proxy Statement are adequate under the law. Nevertheless, Farmers Capital, Wesbanco, and the other defendants have agreed to settle the Action in order to avoid the costs, disruption, and distraction of further litigation.

SUPPLEMENTAL DISCLOSURES

The following disclosure replaces the last paragraph of the subsection captioned “Certain Wesbanco Prospective Financial Information” on page 56 of the Proxy Statement/Prospectus.

Wesbanco provided Farmers Capital and its financial advisor with projected earnings per share for each of the following fiscal years as set forth in the table below (which resulted in the following projected net income data based on the corresponding diluted shares outstanding as set forth in the table below):

	Net Income*	Earnings Per Share	Diluted Shares Outstanding*
2018	$130,200	$2.83	46,000
2019	142,306	3.05	46,600
2020	145,316	3.12	46,600
2021	152,847	3.28	46,600
2022	160,511	3.44	46,600

*	Amounts in thousands

For fiscal years after 2022, Wesbanco provided an estimated long-term growth rate for Wesbanco of 5%. These projections and estimates were provided as of April 19, 2018 and have not been updated for subsequent actual results or any forecast revisions or other changes in circumstances or events occurring after such date. Projected earnings from Wesbanco’s acquisition of First Sentry Bancshares, Inc., which was completed on April 5, 2018, are included in 2018 results from April 1, 2018 and each period thereafter.

The following disclosure replaces the last paragraph of the subsection captioned “Certain Farmers Capital Prospective Financial Information” on page 57 of the Proxy Statement/Prospectus.

Farmers Capital provided KBW with projected earnings per share for each of the following fiscal years as set forth in the table below (which resulted in the following projected net income data based on the corresponding diluted shares outstanding as set forth in the table below):

	Net Income*	Earnings Per Share	Diluted Shares Outstanding*
2018	$21,600	$2.87	7,520
2019	22,200	2.95	7,520
2020	23,310	3.10	7,520
2021	24,475	3.25	7,520
2022	25,700	3.42	7,520

*	Amounts in thousands

For fiscal years after 2022, Farmers Capital provided an estimated long-term EPS growth rate for Farmers Capital of 5%. These projections and estimates were provided as of April 19, 2018 and have not been updated for subsequent actual results or any forecast revisions or other changes in circumstances or events occurring after such date.

The following disclosure is added after the second sentences of the first and third paragraphs on page 54 of the Proxy Statement/Prospectus in the subsections captioned “Farmers Capital Discounted Cash Flow Analysis” and “Wesbanco Capital Discounted Cash Flow Analysis.”

The range of discount rates assumed in this analysis was selected taking into account a capital asset pricing model implied cost of capital calculation.

The following disclosure supplements the subsection captioned “Farmers Capital Selected Companies Analysis” beginning on page 46 of the Proxy Statement/Prospectus by adding such disclosure at the end of the first full paragraph on page 47 of the Proxy Statement/Prospectus.

The low and high stock price-to-tangible book value per share multiples of the selected companies in the selected companies analysis of Farmers Capital were 1.39x and 2.91x, respectively. The low and high stock price-to-2018 estimated EPS multiples of the selected companies were 10.1x and 25.4x, respectively. The low and high stock price-to-2019 estimated EPS multiples of the selected companies were 8.8x and 23.6x, respectively.

The following disclosure supplements the subsection captioned “Wesbanco Selected Companies Analysis” beginning on page 48 of the Proxy Statement/Prospectus by adding such disclosure at the end of the last paragraph on page 48 of the Proxy Statement/Prospectus.

The low and high stock price-to-tangible book value per share multiples of the selected companies in the selected companies analysis of Wesbanco were 1.28x and 3.79x, respectively. The low and high stock price-to-2018 estimated EPS multiples of the selected companies were 10.6x and 29.5x, respectively. The low and high stock price-to-2019 estimated EPS multiples of the selected companies were 8.9x and 29.7x, respectively.

The following disclosure supplements the subsection captioned “Select Transactions Analysis—Nationwide” beginning on page 50 of the Proxy Statement/Prospectus by adding such disclosure as a new paragraph immediately preceding the third full paragraph on page 51 of the Proxy Statement/Prospectus.

The low and high transaction price-to-tangible book value multiples of the selected transactions were 1.38x and 2.65x, respectively. The low and high transaction price-to-core tangible book value multiples of the selected transactions were 1.29x and 2.80x, respectively. The low and high core deposit premiums of the selected transactions were 3.0% and 25.4%, respectively. The low and high transaction price-to-LTM EPS multiples of the selected transactions (excluding the impact of the multiples of three of the selected transactions which were considered to be not meaningful because they were greater than 35.0x) were 14.6x and 28.8x, respectively. The low and high transaction price-to-estimated EPS multiples of the selected transactions (excluding the impact of the multiple of one of the selected transactions which was considered to be not meaningful because it was greater than 35.0x) were 17.2x and 27.3x, respectively. The low and high one-day market premiums (discounts) of the selected transactions were (5.2)% and 74.4%, respectively.

The following disclosure supplements the subsection captioned “Select Transactions Analysis—Midwest” beginning on page 51 of the Proxy Statement/Prospectus by adding such disclosure as a new paragraph appearing as the first paragraph on page 53 of the Proxy Statement/Prospectus.

The low and high transaction price-to-tangible book value multiples of the selected transactions were 1.65x and 2.65x, respectively. The low and high transaction price-to-core tangible book value multiples of the selected transactions were 1.77x and 2.74x, respectively. The low and high core deposit premiums of the selected transactions were 9.2% and 22.5%, respectively. The low and high transaction price-to-LTM EPS multiples of the selected transactions were 17.1x and 28.8x, respectively. The low and high transaction price-to-estimated EPS multiples of the selected transactions were 17.2x and 27.3x, respectively. The low and high one-day market premiums of the selected transactions were 10.4% and 74.4%, respectively.

The following disclosure is added to the end of the seventh paragraph of the subsection captioned “Background of the Merger” on page 36 of the Proxy Statement/Prospectus.

The non-binding indication of interest also contained a discussion of the potential retention of key employees of Farmers Capital, subject to further diligence and discussion with Wesbanco, the potential creation of a local advisory board post-merger comprised of Farmers Capital board members willing to serve and the addition of one jointly selected board member to the board of directors of Wesbanco.

The following disclosure is added after the fourth sentence of the third paragraph of the subsection captioned “Background of the Merger” on page 36 of the Proxy Statement/Prospectus.

The non-binding indication of interest included a potential purchase price value per share of $46.90, depending upon the results of diligence. The parties proceeded into diligence and discussions, which ultimately resulted in the institution concluding that it could not realize certain synergies it had hoped to obtain and deciding not to proceed with the potential transaction, but noting that it could consider the potential transaction at a potential purchase price valuation of $42.77 per share.